UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2024

MATCH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34148	59-2712887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 North Central Expressway, Suite 1400
Dallas, TX 75231
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001	MTCH	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2024 Executive Bonus Program
On February 21, 2024, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Match Group, Inc. (the “Company”) approved the 2024 Executive Bonus Program (the “2024 Bonus Program”) for the Company’s executive officers.
The Committee believes that the 2024 Bonus Program, which was developed in part in response to the feedback that the Company received during its expanded 2023 stockholder engagement efforts, aligns with market best practices and the Company’s performance-based approach to executive compensation and reinforces the overall competitiveness of the Company’s executive compensation program. Payout under the 2024 Bonus Program will be based on attaining pre-set financial and individual performance objectives to incentivize the creation of long-term stockholder value.
Details of the parameters of the 2024 Bonus Program are as follows:

Metrics		Weighting
Business Financial Performance (70%)	Revenue	35%
	Adjusted Operating Income ("AOI") Margin(1)	35%
Individual Performance(2)		30%
______________________
(1)Adjusted Operating Income Margin is a non-GAAP financial measure that represents Adjusted Operating Income divided by revenue. Adjusted Operating Income is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets, if applicable, and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements, as applicable.
(2)Under the Individual Performance component, all executive officers will be evaluated on a variety of factors relevant to their role, including, but not limited to, leadership effectiveness, business growth sustainability and trends, trust and safety, and strategic accomplishments.
For the Business Financial Performance component (70% weighing), payout as a percentage of base salary will range from 25% (threshold) to 200% (maximum), with linear interpolation between threshold and target and between target and maximum performance achievement levels; for the Individual Performance component (30% weighting), payout will range from 0% (threshold) to 125% (maximum). Payment of bonuses (if any) will be made in the first quarter of 2025, based on the extent to which the performance goals are met. Consistent with the standard practice, the Business Financial Performance threshold, target and maximum performance levels, the actual attainment against target for each of the Company’s named executive officers, and the factors considered in determining payout for the Individual Performance component, will be disclosed in the proxy statement for the Company’s 2025 Annual Meeting of Stockholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ Jared Sine
Jared Sine
Chief Business Affairs and Legal Officer

Date: February 27, 2024